UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2020

QuickLogic Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2220 Lundy Drive, San Jose, CA		95131-1816
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 990-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	QUIK	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On June 18, 2020, QuickLogic Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc. (the “Underwriter”) relating to an underwritten public offering (the “Offering”) of an aggregate of 2,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). Subject to the terms and conditions contained in the Underwriting Agreement, the Underwriter has agreed to purchase and the Company has agreed to sell the Shares at a public offering price of $3.500 per Share, less the Underwriter’s discount of $0.245 per Share. Under the terms of the Underwriting Agreement, the Company granted the Underwriter a 30-day option to purchase up to an additional 375,000 shares of Common Stock to cover overallotments. The Offering closed on June 22, 2020 (the “Closing”). The net proceeds to the Company from the Offering after deducting the underwriting discounts and commissions and estimated offering expenses after the Closing are approximately $7.64 million.

The Offering was made pursuant to the Company’s effective registration statement on Form S-3, as amended (Registration Statement No. 333-230352), previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”), as supplemented by a preliminary prospectus supplement, dated June 17, 2020, and a final prospectus supplement, dated June 18, 2020, filed with the SEC. The opinion of Jones Day regarding the validity of the Shares is filed herewith as Exhibit 5.1.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 8.01Other Events.

On June 17, 2020, the Company issued a press release announcing the launch of the Offering, and on June 18, 2020, the Company issued a separate press release announcing the pricing of the Offering. Copies of each press release are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 18, 2020 between QuickLogic Corporation and Oppenheimer & Co. Inc.

5.1	Opinion of Jones Day

23.1	Consent of Jones Day (included in Exhibit 5.1)

99.1	Press Release of QuickLogic Corporation, dated June 17, 2020

99.2	Press Release of QuickLogic Corporation, dated June 18, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2020	QuickLogic Corporation

/s/ Suping (Sue) Cheung
Suping (Sue) Cheung
Vice President, Finance and Chief Financial Officer

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